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                                                                   EXHIBIT 10.45



                                                                  EXECUTION COPY







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                  CONVERTED ACCOUNTS/RECEIVABLES SALE AGREEMENT



                          dated as of October 31, 2000

                                  by and among



                          CREDIT STORE SERVICES, INC.,



                                       and



                             THE CREDIT STORE, INC.,





         ---------------------------------------------------------------




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                  CONVERTED ACCOUNTS/RECEIVABLES SALE AGREEMENT

         CONVERTED ACCOUNTS/RECEIVABLES SALE AGREEMENT, dated as of October 31, 2000 (this "Agreement"), by and between THE CREDIT STORE, INC., a Delaware corporation ("TCSI"), and CREDIT STORE SERVICES, INC., a Delaware corporation (the "Buyer").


         WHEREAS, the Buyer, an Affiliate of TCSI, owns Unconverted Accounts and, in the ordinary course of attempting to collect such debt, TCSI, as the "Servicer" pursuant to the Loan Agreement, offers certain of the Obligors the opportunity to transfer such debt to a credit card issued by a third party.

         WHEREAS, in connection with, and to facilitate, such conversion, the Buyer wishes to transfer to TCSI all Unconverted Accounts owned by the Buyer on which the respective Obligors have agreed to Convert such Unconverted Accounts and TCSI wishes to transfer to the Buyer all Receivables in the related Converted Accounts existing on the Conversion Date.

         WHEREAS, the Buyer, wishes to purchase from time to time on or after the Closing Date certain consumer revolving credit card receivables owned by TCSI and arising in the Converted Accounts from time to time after the related Conversion Dates.

         WHEREAS, TCSI desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and TCSI hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:

         "Account Documents" means customer agreements, notes, security agreements, financial statements, and such other evidences of indebtedness or documents and electronic tapes in the Buyer's possession relating to the Unconverted Accounts.




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         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" shall mean any day other than a Saturday or Sunday, or a date on which TCSI or the Buyer or commercial banks in the States of Minnesota and South Dakota generally are closed for regular business.

         "Chattel Paper" means any "chattel paper," as such term is defined in the Code.

         "Closing Date" means October 31, 2000.

         "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of South Dakota, including after July 1, 2001.

         "Collection Account" means account number 6355068511 at Wells Fargo Bank Minnesota, National Association or any other account designated by the Buyer with the consent of the Lender.

         "Collections" shall mean all payments made by Obligors on account of the Receivables, together with any other collections, income, interest, principal, penalty, late fees, extension fees, prepayment fees, or other fees on account of the Receivables, and any proceeds from the sale or other disposition of the Receivables.

         "Conversion Date" means the date on which all or part of the outstanding balance on an Unconverted Account is transferred to a newly issued credit card account and the remaining balance, if any, of such Unconverted Account is cancelled.

         "Convert" means the act of causing the Obligor with respect to an Unconverted Account to agree to convert all or part of the outstanding balance of such Unconverted Account to a current outstanding balance on a newly issued credit card.

         "Converted Accounts" means each credit card account established between an Issuing Bank and an Obligor as the result of the Obligor's decision to Convert an Unconverted Account, the Receivables of which are transferred to the Buyer pursuant to Section 2.2, and identified in the records of TCSI and the buyer as Pool Identification Number 2000100.






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         "Converted Receivables" means the credit card receivables outstanding on a Converted Account immediately after an Unconverted Account is Converted.

         "Converted Conveyed Property" has the meaning set forth in Section 2.1(b).

         "Conveyed Property" means the Converted Conveyed Property and the New Receivables Conveyed Property.

         "Credit and Collection Policy" shall mean those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of TCSI relating to the Receivables as in effect from time to time.

         "Daily Purchase Report" shall mean a daily report prepared by TCSI showing the Purchase Price of New Receivables generated since the previous report, the aggregate amount, if any, owing to the Buyer pursuant to
     Section 6.1 and the aggregate amount of cash owing for New Receivables.

         "Date of Processing" means, with respect to any transaction with respect to a Receivable or Collections, the date on which such transaction is settled according to TCSI's computer records.

         "Dilution" means a downward adjustment in the amount of any New Receivable because of a return, rebate, refund, unauthorized charge, or billing error to an Obligor, because such New Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because such New Receivable was discovered to have been created through a fraudulent or counterfeit charge.

         "General Intangibles" means any "general intangibles," as such term is defined in the Code.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department, or instrumentality of any such government or political subdivision or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

         "Ineligible Receivable" has the meaning given such term in Section 6.1(a).

         "Instruments" means any "instruments," as such term is defined in the Code.





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         "Issuing Bank" means First National Bank in Brookings, Bank of Hoven, or any other banks that are members of MasterCard(R) or VISA(R) that issue Converted Accounts in connection with the transfer of balances by TCSI to such Issuing Banks under a purchase or similar agreement.

         "Lender" means The Varde Fund IV-A, L.P., a Delaware limited partnership, and its successors and permitted assigns under the Loan Agreement.

         "Lien" means a lien, security interest, pledge, hypothecation, collateral assignment, charge, encumbrance, or other right or claim of any Person other than an unfiled lien for tax accrued but not yet payable.

         "Loan Agreement" means the Master Loan and Servicing Agreement of even date herewith by and among the Buyer, as borrower, the Lender, as lender, and TCSI, as servicer, as such agreement is amended, modified or supplemented from time to time.

         "Lockbox Account" shall mean the account established pursuant to the Lockbox Agreement.

         "Lockbox Agreement" shall mean that certain Amended and Restated Lockbox Agreement of even date herewith among the Buyer, various Affiliates of the Buyer, the Lender, TCSI (individually and as the Servicer), Wells Fargo Bank South Dakota, N.A., Wells Fargo Bank Minnesota, N.A., as the paying agent, and lenders of the Buyer's Affiliates, pursuant to which amounts on deposit in the Lockbox Account relating to Collections received from Obligors will be segregated and deposited in the Collection Account and will contain intercreditor provisions, as such agreement may be amended, restated, or otherwise modified or replaced from time to time.

         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

              (a) the ability of TCSI or the Buyer to perform its obligations under this Agreement;

              (b) the validity or enforceability of this Agreement;

              (c) the status, existence, perfection, priority or enforceability of the sale or transfer of the Converted Accounts or Receivables pursuant to this Agreement; or

              (d) the validity, enforceability or collectibility of the Receivables, taken as a whole.









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              "New Receivables" means credit card receivables originated on
         Converted Accounts after the applicable Conversion Date.

              "New Receivables Conveyed Property" has the meaning set forth in
         Section 2.2.

              "Obligor" means any Person obligated with respect to an Unconverted Account or a Receivable.

              "Person" means any natural person, limited liability company, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

              "Proceeds" means "proceeds" as defined in Section 9-306(1) of the Code.

              "Purchase Price" has the meaning set forth in Section 3.1.

              "Receivables" means, collectively, Converted Receivables and New Receivables.

              "Relevant UCC State" means each jurisdiction in which the filing of a Code financing statement is necessary to perfect the ownership interest and security interest of the Buyer established under this Agreement.

              "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

              "Unconverted Account(s)" means each charged off consumer debt, including accounts receivable, other receivables, book debts and other forms of obligations identified in the records of TCSI and the Buyer as Pool Identification Number 2000100, including (a) "accounts," as such term is defined in the Code (including any such obligation that may be characterized as an account or contract right under the Code), (b) Chattel Paper or Instruments, and (c) all General Intangibles consisting of a right to receive a payment of money.

              Section 1.2 Other Definitional Provisions. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and Schedule references contained in this Agreement are






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     references to Sections and Schedules in or to this Agreement unless otherwise specified. All capitalized terms not otherwise defined herein are defined in the Loan Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provisions contained in the Loan Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

              Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                       TRANSFERS, PURCHASE AND CONVEYANCE

              Section 2.1 Exchange of Unconverted Accounts and Converted Receivables. The transfers referred to in subsections (a) and (b) below shall be deemed to occur concurrently on the Conversion Date with respect to an Unconverted Account:

                  (a) Upon the terms and subject to the conditions set forth herein, the Buyer does hereby assign, transfer, set-over, and otherwise convey to TCSI, and TCSI does hereby accept the transfer from the Buyer, all of the Buyer's right, title, and interest in, to, and under
         (i) the Unconverted Accounts now existing and hereafter acquired that become Converted Accounts, including, without limitation, all accounts, General Intangibles, Chattel Paper, contract rights, Instruments and other obligations of any Obligor with respect to such Unconverted Accounts, now or hereafter existing, including, without limitation, (A) the account relationship and (B) any Account Document with respect to such Unconverted Accounts, (ii) the related Asset Purchase Agreements, and (iii) all Proceeds of any of the foregoing.

                  (b) In consideration of the transfer to TCSI set forth in
         Section 2.1(a) above and upon the terms and subject to the conditions set forth herein, TCSI does hereby assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby accept the transfer from TCSI, all of TCSI's right, title, and interest in, to, and under (i) the Converted Receivables now existing and hereafter created in connection with the Converted Accounts including, without limitation, all accounts, General Intangibles, Chattel Paper, contract rights, and other obligations of any Obligor with respect to the Converted Receivables, now or hereafter existing, including, without limitation, any interest, or other fees received by TCSI with respect to such Converted Receivables, (ii) all Collections in respect of, and other Proceeds of, such Converted Receivables, including, without limitation, net recoveries with respect to any defaulted Converted Receivables, (iii) all substitutions and






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         replacements for any of the foregoing, and (iv) all Proceeds of any of the foregoing (all of the foregoing collectively, the "Converted Conveyed Property"). The foregoing transfer, assignment, set-over, and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of TCSI in connection with the Converted Conveyed Property or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, Issuing Banks, merchant banks, merchant clearance systems, VISA(R), MasterCard(R), or insurers.

              Section 2.2 Sale of New Receivables. In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, TCSI does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from TCSI, all of TCSI's right, title, and interest in, to, and under (i) the New Receivables now existing and hereafter created in connection with the Converted Accounts including, without limitation, all accounts, General Intangibles, Chattel Paper, contract rights, and other obligations of any Obligor with respect to the New Receivables, now or hereafter existing, including, without limitation, any interest, or other fees received by TCSI with respect to such New Receivables, (ii) all Collections in respect of, and other Proceeds of, such New Receivables, including, without limitation, net recoveries with respect to any defaulted New Receivables, (iii) all substitutions and replacements for any of the foregoing, and (iv) all Proceeds of any of the foregoing (all of the foregoing collectively, the "New Receivables Conveyed Property"). The foregoing sale, transfer, assignment, set-over, and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of TCSI in connection with the New Receivables Conveyed Property or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, Issuing Banks, merchant banks, merchant clearance systems, VISA(R), MasterCard(R), or insurers.

              Section 2.3 Marking Records. In connection with the sale and conveyance hereunder, TCSI agrees, at its own expense, on or prior to the Closing Date, to indicate or cause to be indicated clearly and unambiguously in its accounting records that the Conveyed Property has been sold to the Buyer pursuant to this Agreement.

              Section 2.4 Sale Intended; Security Interest. It is the express intent of TCSI and the Buyer that the conveyance of the Conveyed Property by TCSI to the Buyer pursuant to this Agreement be construed as a true sale thereof by TCSI to the Buyer and not a grant of a security interest in the Conveyed Property by TCSI to the Buyer to secure a debt or other obligation of TCSI. However, if notwithstanding the intent of the parties, a court of competent jurisdiction holds that the conveyance of the Conveyed Property is not a true sale of the Conveyed Property from TCSI to the Buyer, then
     (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the Code, (ii) this Agreement and TCSI's books and






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     records shall evidence the Buyer's obligation to pay the Purchase Price, and (iii) the conveyance by TCSI provided for in this Agreement shall be deemed to be, and TCSI hereby grants to the Buyer a security interest in and to, all of TCSI's right, title, and interest in the Conveyed Property to secure all obligations now or hereafter arising of TCSI to the Buyer, including, without limitation, loans to TCSI in the amount of the Purchase Price as set forth in this Agreement. TCSI and the Buyer shall, to the extent consistent with this Agreement, take such action as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Conveyed Property, such security interest would be deemed to be a first priority perfected security interest in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement. TCSI and the Buyer may rely upon an opinion of counsel addressed to them as to what is required to provide the Buyer with such security interest; and any such opinion of counsel shall permit the Lender to rely on it.

              Section 2.5 Financing Statements. In connection with the foregoing concurrent transfers: (i) the Buyer agrees to sign and deliver to TCSI on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Unconverted Accounts transferred to TCSI pursuant to Section 2.1(a) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of TCSI created hereby under the Relevant UCC State against all creditors of and purchasers from the Buyer, and (ii) TCSI agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Conveyed Property meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the Relevant UCC State against all creditors of and purchasers from TCSI, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days after the Closing Date.

                                   ARTICLE III

                            CONSIDERATION AND PAYMENT

              Section 3.1 Purchase Price; Consideration. The purchase price for the Conveyed Property (the "Purchase Price") sold on any day shall be a dollar amount equal to, 100% of the aggregate amount of all New Receivables sold as of such date, adjusted pursuant to Section 3.2(b). The consideration for the Converted Receivables transferred to the Buyer is the concurrent transfer of the related Unconverted Accounts from the Buyer to TCSI.

                  Section 3.2 Payment of Purchase Price.

              (a) The Purchase Price for New Receivables shall be paid or provided for on each New Receivable purchased since the immediately





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         preceding Business Day, in accordance with Section 2.2 of the Loan
         Agreement.

              (b) The Purchase Price shall be adjusted with respect to any New Receivable adjusted as a result of Dilution in an amount equal to the amount of such Dilution. If such adjustment results in a negative Purchase Price, TCSI shall pay such negative amount to the Buyer in immediately available funds.

              Section 3.3 Daily Reports. On each Business Day, TCSI shall deliver to the Buyer the Daily Purchase Report.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              Section 4.1 TCSI's Representations and Warranties. TCSI represents and warrants to the Buyer as of the Closing Date, and shall be deemed to represent and warrant as of each date thereafter on which TCSI transfers Converted Receivables to the Buyer or the Buyer purchases New Receivables, that:

              (a) Organization and Good Standing. TCSI is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver, and perform its obligations under this Agreement and each other document or instrument to be delivered by TCSI hereunder.

              (b) Due Qualification. TCSI is duly qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct business except where the failure to be so qualified would not have a Material Adverse Effect. TCSI holds all of the permits, licenses, certificates, consents and other authorizations of applicable Governmental Authorities required by law to own and service the Receivables, the absence of which would have a Material Adverse Effect.

              (c) Due Authorization. The execution and delivery of this Agreement, and the consummation of the transactions provided for herein, have been duly authorized by TCSI by all necessary corporate action on its part.

              (d) Binding Obligation. This Agreement, and the consummation of the transactions provided for herein, constitutes a legal, valid, and binding obligation of TCSI, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency,











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         reorganization, moratorium, or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and general principles of equity.

                  (e) No Conflicts. The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby, do not (i) contravene TCSI's certificate of incorporation or by-laws or
         (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the Code), registration, consent, or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to TCSI, except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, or (iii) violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which TCSI is a party or by which it or its properties are bound.

                  (f) Taxes. TCSI has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from TCSI or is contesting any such tax, assessment, or other governmental charge in good faith through appropriate proceedings and has set up appropriate reserves.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of TCSI, threatened against TCSI, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by TCSI of its obligations hereunder, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability hereof.

                  (h) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby, and the fulfillment of the terms hereof have been obtained.

                  (i) Executive Offices, Collateral Locations, FEIN. The current location of TCSI's chief executive office is 3401 North Louise Avenue, Sioux Falls, South Dakota 57107 and the place where records with respect to the Conveyed Property is located is 3401 North Louise Avenue, Sioux Falls, South Dakota 57107. Neither of such locations has changed within the twelve







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         (12) months preceding the Closing Date. TCSI's federal employer identification number is 87-0296990.

                  (j) Tradenames, Etc. TCSI has, within the last five (5) years, operated only under its current legal name except as described below and its trade name "The Credit Store." TCSI has not, within the last five (5) years, changed its name, identity or corporate structure, merged with or into or consolidated with any other corporation, or been the subject of any proceeding under the Bankruptcy Code except the following:

                  October 11, 1996       Valley West Development Corporation
                                         changed its name to Credit Store, Inc.

                  February 17, 1998      Service One Holdings, Inc. (a Delaware
                                         corporation) merged into Credit Store,
                                         Inc.

                  February 17, 1998      Credit Store Mortgage, Inc. (a Delaware
                                         corporation) merged into Credit Store,
                                         Inc.

                  March 2, 1998          Service One International Corporation
                                         (a South Dakota corporation) merged
                                         into Credit Store, Inc. and name
                                         changed to The Credit Store, Inc.

                  (k) Preference; Voidability. TCSI warrants that the conveyance of the Receivables and related Conveyed Property to the Buyer, and each such conveyance, shall not have been made for or on account of an antecedent debt owed by TCSI to the Buyer and no such transfer is or may be voidable under any section of the Bankruptcy Code.

                  (l) No Restriction on Transfer. To the best of TCSI's knowledge, no Converted Account or related Account Document requires the prior written consent of an Obligor or contains any other restriction relating to the transfer or assignment of rights of payment under such Converted Account or Account Document (other than a consent or waiver of such restriction that has been obtained prior to the related purchase date).

     The representations and warranties set forth in this Section 4.1 shall survive the transfer of Converted Receivables to the Buyer and the sale of the New Receivables to the Buyer. Upon discovery by TCSI or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

                  Section 4.2 TCSI's Representations and Warranties Regarding the New Receivables. TCSI shall be deemed to represent and warrant as of the date on which





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


     TCSI transfers Converted Receivables to the Buyer or the Buyer purchases New Receivables, that:

                  (a) The transfer of Receivables by TCSI to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over, and conveyance to the Buyer of all right, title, and interest of TCSI in and to the Receivables, whether then existing or thereafter created and arising in connection with the Converted Accounts, and the Receivables will be held by the Buyer free and clear of any Lien of any Person (other than the Buyer and the Lender) claiming through or under TCSI or any of its Affiliates. This Agreement constitutes a valid sale, transfer, assignment, set-over, and conveyance to the Buyer of all right, title, and interest of TCSI in and to the Conveyed Property purported to be sold hereunder, whether existing on the Closing Date or thereafter created, and the Proceeds thereof.

                  (b) Immediately preceding the transfer or sale of the Receivables and related property pursuant to this Agreement, TCSI is (or, with respect to Receivables transferred or sold after the date hereof, will be on the date of transfer or sale) the legal and beneficial owner of all right, title, and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien.

     The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer, and assignment of the Receivables to the Buyer. Upon discovery by TCSI or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. TCSI agrees to cooperate with the Buyer in attempting to cure any such breach.

                  Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as of the Closing Date, and shall be deemed to represent and warrant as of the date of the creation of any Receivable transferred or sold to the Buyer hereunder and the date of any transfer of an Unconverted Account to TCSI hereunder, that:

                  (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under this Agreement.

                  (b) Due Qualification. The Buyer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business. TCSI holds all of the permits, licenses, certificates, consents and other authorizations of applicable Governmental Authorities required by law to own and service the Receivables, the absence of which would have a Material Adverse Effect; provided, however, that no representation or warranty is made with respect to any qualifications, licenses, or approvals that the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

                  (c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Buyer by all necessary corporate action on its part.

                  (d) No Conflicts. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not (i) contravene the Buyer's certificate of incorporation or by-laws, (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the Code), registration, consent, or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect or (iii) violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Buyer is a party or by which it or its properties are bound.

                  (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations hereunder, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability hereof.

                  (f) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby, and the fulfillment of the terms hereof have been obtained.

     The representations and warranties set forth in this Section 4.3 shall survive the sale or transfer of the Receivables to the Buyer and the transfer of an Unconverted Account to TCSI hereunder. Upon discovery by the Buyer or TCSI of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                                    ARTICLE V

                           COVENANTS OF TCSI AND BUYER

                  Section 5.1 TCSI Covenants. TCSI hereby covenants that:

                  (a) Receivables to be Accounts, General Intangibles, or Chattel Paper. TCSI will take no action to cause any Receivable to be evidenced by any instrument (as defined in the Code as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, TCSI will take no action to cause any Receivable to be anything other than an "account," a "general intangible," or "chattel paper" (as defined in the Code as in effect in the Relevant UCC State).

                  (b) Security Interests. Except for the conveyances hereunder, TCSI will not sell, pledge, assign, or transfer to any other Person or grant, create, incur, assume, or suffer to exist, any Lien on any Receivable, whether now existing or hereafter created, or any interest therein. TCSI will immediately notify the Buyer of the existence of any Lien on any Receivable and will defend the right, title, and interest of the Buyer in, to, and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under TCSI.

                  (c) Credit and Collection Policy and Account Agreements. TCSI shall comply with the Credit and Collection Policy in regard to the Receivables, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect and the Receivables shall be serviced in all respects in a manner consistent with and similar to the revolving credit consumer credit card accounts and receivables owned by TCSI.

                  (d) Delivery of Collections. In the event that TCSI receives Collections (other than in the Lockbox Account), TCSI agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Processing thereof.

                  (e) Conveyance of New Receivables. TCSI covenants and agrees that it will not convey, assign, exchange, or otherwise transfer any New Receivable to any Person other than the Buyer prior to the termination of this Agreement pursuant to Article VIII.

                  (f) Notice of Liens. TCSI shall notify the Buyer promptly after becoming aware of any Lien on any Receivable.

                  (g) Separate Business. TCSI will not permit its assets to be commingled with those of the Buyer (except for temporary commingling of Collections in the Lockbox Account) and shall maintain separate records (corporate or otherwise) and books of account from those of the Buyer. TCSI will not conduct its business in the name of the Buyer and will cause the Buyer to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. TCSI will provide for its operating expenses and liabilities from its own funds. TCSI will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Buyer, except that the organizational expenses of the Buyer and the Buyer's expenses in connection with the negotiation, execution and delivery of this Agreement, the Loan Agreement and the related documents may be paid by TCSI. TCSI shall cause the Buyer not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of TCSI. TCSI will maintain an arm's length relationship with the Buyer with respect to any transactions between TCSI, on the one hand, and the Buyer, on the other.

                  (h) Conduct of Business. TCSI will do all things necessary to remain duly incorporated, validly existing, and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (i) Compliance with Laws. TCSI shall comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, or awards to which it may be subject, except where such failure to comply would not have a Material Adverse Effect.

                  (j) Furnishing of Information and Inspection of Records. TCSI shall furnish to the Buyer from time to time such information with respect to the Receivables as the Buyer may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding principal balance for each Receivable. Upon reasonable notice, TCSI shall permit the Buyer or the Lender, at the expense of the Buyer or the Lender, as applicable, to visit and inspect any of the properties, books and financial reports of TCSI with respect to the Accounts all at such reasonable times during ordinary business hours of TCSI and as often as the Buyer or the Lender may reasonably request for the purpose of determining compliance with this Agreement; provided, however, that the Buyer and the Lender will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to the operations of TCSI.

                  (k) Keeping of Records and Books of Account. TCSI will maintain a system of accounting established and administered in accordance with

         GAAP, consistently applied, and will maintain and implement administrative and operating procedures and keep and maintain all documents, books, records, and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable). TCSI will give the Buyer and the Lender notice of any material change in the administrative and operating procedures of TCSI referred to in the previous sentence.

                  Section 5.2 Buyer Covenant Regarding Sale Treatment. The Buyer agrees to treat this conveyance for all purposes (other than for tax purposes) as a sale of the Conveyed Property by TCSI to the Buyer.

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

                  Section 6.1 Mandatory Repurchase.

                  (a) Breach of Warranty. In the event of a breach with respect to a New Receivable of any of the representations and warranties set forth in Section 4.2, all Receivables with respect to the related Converted Account shall be designated as "Ineligible Receivables" and TCSI shall pay to the Buyer an amount in cash equal to the Purchase Price paid for any such Ineligible Receivables by the Buyer to TCSI plus any costs and expenses of the Buyer associated therewith less any amounts collected by the Buyer on such Receivables. Such payment must be made by the close of business on the next succeeding Settlement Date following the day such Receivables have been designated as Ineligible Receivables; provided, however, that such amount may be offset against any amounts due from the Buyer to TCSI with respect to the Purchase Price for New Receivables sold to the Buyer on such day. The obligation of TCSI set forth in this Section 6.1 shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections.

                  (b) Reassignment of the Sold Assets. In the event of a breach of any of the representations and warranties set forth in Sections 4.1(a), (c) and (d), the Buyer by notice given in writing to TCSI may direct TCSI to accept reassignment of all the Receivables at the amount specified below within 60 days of such notice (or within such longer period as may be specified in such notice), and TCSI shall be obligated to accept reassignment of the Receivables within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, TCSI demonstrates to the Buyer that the representations and warranties contained in Sections 4.1(a), (c) and
         (d)
         shall then be true and correct in all material respects as if made on such day. TCSI shall pay to the Buyer on the day of such reassignment an amount equal to the aggregate Purchase Price paid for all Receivables plus any costs and expenses of the Buyer associated therewith less the aggregate amounts collected by the Buyer on the Receivables. On the day on which such amount has been paid, each Receivable shall be sold and reassigned to TCSI, and the Buyer shall execute and deliver such instruments of sale and assignment, in each case without recourse, representation, or warranty, as shall be reasonably requested by TCSI to vest in TCSI, or its designee or assignee, all right, title, and interest of the Buyer in and to each Receivable. The obligation of TCSI to purchase each Receivable pursuant to this Section 6.1 shall constitute the sole remedy available to the Buyer for a breach of the representations and warranties contained in
         Section 4.1(a), (c) and (d).

                  Section 6.2 Conveyance of Reassigned Receivables. Upon the request of TCSI, the Buyer shall execute and deliver to TCSI a reconveyance substantially in such form and upon such terms as shall be acceptable to TCSI, pursuant to which the Buyer evidences the conveyance to TCSI of all of the Buyer's right, title, and interest in any Receivables reconveyed to TCSI pursuant to Section 6.1(b). The Buyer shall (and shall cause the Lender to) execute such other documents or instruments of conveyance or take such other actions as TCSI may reasonably require to effect any repurchase of Receivables pursuant to Section 6.1.

                  Section 6.3 Transfers and Sales are Non-Recourse. Other than the obligations to repurchase Receivables under the limited circumstances set forth in Section 6.1 and to make payments with respect to Dilution under Section 3.2(b), the transfers and sales of Receivables under this Agreement shall be without recourse to TCSI. All transfers of Unconverted Accounts from the Buyer to TCSI under this Agreement shall be without recourse to the Buyer.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.1 Conditions to the Buyer's Obligations. The obligations of the Buyer to purchase or acquire the Receivables or to transfer to TCSI any Unconverted Accounts on any Business Day shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of TCSI contained in this Agreement shall be true and correct on the Closing Date and on the day of sale or transfer of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date,

                  (b) With respect to the sale of New Receivables only, all information concerning the New Receivables provided to the Buyer shall be true and correct in all material respects as of the Closing Date, in the case of New Receivables sold to the Buyer on the Closing Date, or the applicable purchase date, in the case of New Receivables sold to the Buyer after the Closing Date,

                  (c) At the Closing Date, TCSI shall have substantially performed all other obligations required to be performed by the provisions of this Agreement,

                  (d) TCSI shall have filed the financing statement(s) required to be filed pursuant to Section 2.5, and

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from TCSI copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

                  Section 7.2 Conditions Precedent to TCSI's Obligations. The obligations of TCSI to sell or transfer Receivables or to accept transfer of any Unconverted Accounts on any Business Day shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date,

                  (b) With respect to the sale of New Receivables only, payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.2 shall have been made, and

                  (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TCSI, and TCSI shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as TCSI may reasonably have requested.

                                  ARTICLE VIII

                              TERM AND TERMINATION

                  Section 8.1 Termination. This Agreement shall terminate upon payment in full by the Buyer of all Loans and other obligations under the Loan Agreement and the termination of the Loan Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.1 Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and TCSI. TCSI shall provide prompt written notice of any such amendment to the Lender.

                  Section 9.2 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 9.3 Notices. All demands, notices, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                  (a)      in the case of the Buyer, to:

                           Credit Store Services, Inc.
                           3401 North Louise Avenue, Suite 106
                           Sioux Falls, South Dakota 57105
                           Attention:  Corporate Counsel
                           Telephone:  (605) 339-7571
                           Telecopy:  (605) 338-3486

                           with a copy to:

                           The Varde Fund IV-A, L.P.
                           c/o Varde Partners, L.P.
                           3600 West 80th Street, Suite 425
                           Minneapolis, MN 55435
                           Attention: Rick J. Noel
                           Telephone No.:  (952) 893-1554

                           Facsimile No.:   (952) 893-9613


                  (b)      in the case of TCSI, to:

                           The Credit Store, Inc.
                           3401 N. Louise Avenue
                           Sioux Falls, South Dakota 57105
                           Attention:  Chief Financial Officer
                           Telephone:  (605) 339-7577
                           Telecopy:  (605) 338-3486

     or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 9.5 Assignment. This Agreement may not be assigned by the Buyer or TCSI without the written consent of the other party and the Lender; provided, however, that the Buyer's rights hereunder may be collaterally assigned to the Lender.

                  Section 9.6 Further Assurances. The Buyer and TCSI agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the New Receivables for filing under the provisions of the Code or other laws of any applicable jurisdiction.

                  Section 9.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or TCSI, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided by law.

                  Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 9.9 Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

                  Section 9.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 9.12 Schedules. The schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  Section 9.13 No Bankruptcy Petition Against the Buyer. TCSI hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Loans and all amounts due under the Loan Agreement it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 9.14 Merger or Consolidation of, or Assumption of the Obligations of, TCSI. TCSI shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (a) the corporation or entity formed by such consolidation or into which TCSI is merged or the Person which acquires by conveyance or transfer the properties and assets of TCSI substantially as an entirety shall be a corporation or entity organized and existing under the laws of the United States of America or any state or the District of Columbia and, if TCSI is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer and the Lender, the performance of every covenant and obligation of TCSI hereunder (to the extent that any right, covenant, or obligation of TCSI, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

                  (b) TCSI shall have delivered to the Buyer (i) an officer's certificate that such consolidation, merger, conveyance, or transfer and such supplemental agreement comply with this Section 9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) the Lender shall have received an opinion of legal counsel reasonably acceptable to it that this Agreement is a legal, valid, and binding obligation of such successor corporation or entity, enforceable against such successor corporation or entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors' rights generally, and to the application of general principles of equity.

                  Section 9.15 Protection of Right, Title and Interest to New Receivables.

                  (a) TCSI shall cause this Agreement, all amendments hereto, all financing statements and continuation statements, and any other necessary documents covering TCSI's and the Buyer's right, title, and interest to the Conveyed Property to be promptly recorded, registered, and filed, and at all times to be kept recorded, registered, and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title, and interest of the Buyer hereunder to the Conveyed Property and the proceeds thereof. TCSI shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered, or filed as provided above, as soon as available following such recording, registration, or filing. The Buyer shall cooperate fully with TCSI in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.15(a).

                  (b) Within 30 days after TCSI makes any change in its name, identity, or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 9.15(a) materially misleading within the meaning of Section 9-402(7) of the Code as in effect in the Relevant UCC State, TCSI shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Conveyed Property and the proceeds thereof.

                  (c) TCSI will give the Buyer prompt written notice of any relocation of any office from which it services New Receivables or keeps records concerning the New Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the Code would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Conveyed Property and the proceeds thereof.






                           (Signature Page to Follow)

              IN WITNESS WHEREOF, the Buyer and TCSI each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     CREDIT STORE SERVICES, INC.


                                     By:
                                         ---------------------------------------

                                         Its
                                             -----------------------------------


                                     THE CREDIT STORE, INC.,


                                         By:
                                             -----------------------------------

                                             Its
                                                 -------------------------------



















  (Signature Page 1 of 1 to the Converted Accounts/ Receivables Sale Agreement)